Exhibit 10.2

PREFERRED SHARE PURCHASE AGREEMENT

BY AND AMONG

BEYONDSPRING INC.,

AS THE SELLER,

AND

FULL TECH CORPORATE DEVELOPMENT LIMITED,

AS THE PURCHASER

Dated as of January 24, 2025

TABLE OF CONTENTS

Page

1. DEFINITIONS.	1
1.1 Definitions	1
2. PURCHASE OF PURCHASED UNITS; CONSIDERATION; CLOSING.	1
2.1 Purchase of Purchased Shares.	1
2.2 Closing.	2
2.3 First Closing Deliveries.	2
2.4 Second Closing Deliveries.	3
2.5 Third Closing Deliveries.	3
2.6 Closing Payments	4
2.7 Proceedings	4
3. REPRESENTATIONS AND WARRANTIES OF THE SELLER	4
3.1 Organization	4
3.2 Authorization; Enforceability	4
3.3 Non-Contravention; Consents.	4
3.4 Title to Purchased Units	5
3.5 Litigation	5
3.6 Broker’s Fees	5
4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER	5
4.1 Organization	5
4.2 Authorization; Enforceability	5
4.3 Non-Contravention; Consents.	5
4.4 Litigation	6
4.5 Broker’s Fees	6
4.6 Purchase Entirely for Own Account	6
4.7 Available Funds	6
4.8 Restricted Securities	6
4.9 No Public Market; Limited Rights	7
4.10 Legends	7
4.11 Accredited Investor	7
4.12 No General Solicitation	7

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4.13 “Bad Actor” Matters	7
4.14 Purchaser’s Investigation and Reliance	8
4.15 Prohibited Transferee	8
5. CERTAIN COVENANTS	8
5.1 Further Assurances	8
5.2 Acceleration Event	8
5.3 Competitive Activity	9
6. CONDITIONS TO CLOSING	9
6.1 Conditions to Obligations of the Seller and the Purchaser at each of the Closings	9
6.2 Conditions to Obligations of the Purchaser at the First Closing	9
6.3 Conditions to Obligations of the Seller at the First Closing	9
6.4 Conditions to Obligations of the Seller at the Second Closing	10
6.5 Conditions to Obligations of the Purchaser at the Second Closing	10
6.6 Conditions to Obligations of the Seller at the Third Closing	10
6.7 Conditions to Obligations of the Purchaser at the Third Closing	11
7. SURVIVAL; LIMITATIONS	11
7.1 Survival of Representations and Covenants	11
8. TERMINATION	11
8.1 Termination of the Agreement Prior to the Closings	11
8.2 Termination of the Agreement Prior to the First Closing	12
8.3 Termination of the Agreement Prior to the Second and Third Closing	12
8.4 Procedure Upon Termination	13
9. MISCELLANEOUS	13
9.1 Notices	13
9.2 Amendments and Waivers.	14
9.3 Expenses	14
9.4 Successors and Assigns	14
9.5 Non-Recourse	15
9.6 Third Party Beneficiaries	15
9.7 Governing Law; Consent to Jurisdiction	15
9.8 WAIVER OF JURY TRIAL	16
9.9 Counterparts	16

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9.10 Entire Agreement	16
9.11 Confidentiality.	16
9.12 Severability	17
9.13 Press Release and Announcements	17
9.14 Specific Performance	17
9.15 Certain Interpretive Matters	18

ANNEXES:

Annex I	Definitions
Annex II	Bank Details

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UNIT PURCHASE AGREEMENT

THIS PREFERRED SHARE PURCHASE AGREEMENT (this “Agreement”), dated as of January 24, 2025 is by and between FULL TECH CORPORATE DEVELOPMENT LIMITED, a British Virgin Islands business company (the “Purchaser”) and BeyondSpring Inc, a company formed under the laws of the Cayman Islands (the “Seller”). The Purchaser and the Seller will collectively be referred to as the “Parties”.

A.              The Seller (i) directly owns, among other interests, 9,615,999 Series A-1 Preferred Shares of no par value (the “Shares”) of SEED Therapeutics Inc., a British Virgin Islands business company (the “Company”), and (ii) indirectly owns, through SEED Technology Limited, a partially-owned indirect subsidiary of the Seller, an additional 2,404,000 Shares of the Company; and

B.              On the terms and subject to the conditions contained in this Agreement, the Seller desires to sell 1,388,940 Shares (the “Purchased Shares”) to the Purchaser, and to receive in exchange therefor the Transaction Consideration (as defined below) payable to the Seller, and on the timetable, in each case, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	DEFINITIONS.

1.1            Definitions. Certain capitalized terms used but not defined elsewhere in the text of this Agreement are defined in Annex I.

2.	PURCHASE OF PURCHASED UNITS; CONSIDERATION; CLOSING.

2.1            Purchase of Purchased Shares.

2.1.1       On the terms and subject to the conditions set forth in this Agreement, at the First Closing (defined below), (i) the Seller shall sell, transfer, convey, assign and deliver to the Purchaser 250,009 of the Purchased Shares, free and clear of all Liens (other than restrictions on transfer imposed by applicable securities laws and the Investor Agreements), and the Purchaser shall purchase, acquire and accept from the Seller, all of the Seller’s right, title and interest in and to such Purchased Shares, and (ii) the Purchaser shall pay and deliver to the Seller $1,062,538.25 in cash.

2.1.2       On the terms and subject to the conditions set forth in this Agreement, at the Second Closing (defined below), (i) the Seller shall sell, transfer, convey, assign and deliver to the Purchaser 555,576 of the Purchased Shares, free and clear of all Liens (other than restrictions on transfer imposed by applicable securities laws and the Investor Agreements), and the Purchaser shall purchase, acquire and accept from the Seller, all of the Seller’s right, title and interest in and to such Purchased Shares, and (ii) the Purchaser shall pay and deliver to the Seller $2,361,198.00 in cash.

2.1.3       On the terms and subject to the conditions set forth in this Agreement, at the Third Closing (defined below), (i) the Seller shall sell, transfer, convey, assign and deliver to the Purchaser 583,355 of the Purchased Shares, free and clear of all Liens (other than restrictions on transfer imposed by applicable securities laws and the Investor Agreements), and the Purchaser shall purchase, acquire and accept from the Seller, all of the Seller’s right, title and interest in and to such Purchased Shares, and (ii) the Purchaser shall pay and deliver to the Seller $2,479,258.75 in cash.

2.2            Closing.

2.2.1       The closing of the transactions contemplated by Section 2.1.1 (the “First Closing”) will take place by electronic exchange of documents on (i) such date and time as agreed to by the Purchaser and the Seller following the satisfaction or waiver of the conditions to the obligations of the Parties set forth in Article 6 (other than those conditions that by their nature are to be satisfied or waived (to the extent permitted by applicable Law) at the Closing, provided such date shall be no later than 30 days from the date of this Agreement or (ii) such other date and at such other place as agreed to by the Purchaser and the Seller in writing, and shall be effective as of 12:01 a.m. New York City time on such date. The date on which the First Closing actually occurs is referred to herein as the “First Closing Date”.

2.2.2       The closing of the transactions contemplated by Section  2.1.2 (the “Second Closing”) will take place by electronic exchange of documents on (i) such date and time as agreed to by the Purchaser and the Seller, provided such date shall be no later than December 15, 2025 or (ii) such other date and at such other place as agreed to by the Purchaser and the Seller in writing, and shall be effective as of 12:01 a.m. New York City time on such date. The date on which the Second Closing actually occurs is referred to herein as the “Second Closing Date”.

2.2.3       The closing of the transactions contemplated by Section 2.1.3 (the “Third Closing” and, together with the First Closing and the Second Closing, each a “Closing”) will take place by electronic exchange of documents on (i) such date and time as agreed to by the Purchaser and the Seller, provided such date shall be no later than December 15, 2026 or (ii) on such other date and at such other place as agreed to by the Purchaser and the Seller in writing, and shall be effective as of 12:01 a.m. New York City time on such date. The date on which the Third Closing actually occurs is referred to herein as the “Third Closing Date” and, together with the First Closing Date and the Second Closing Date, each a “Closing Date”.

2.3            First Closing Deliveries.

2.3.1       Subject to the terms and conditions of this Agreement, at the First Closing the Seller shall deliver to the Purchaser:

(a)             an instrument of transfer of the applicable Purchased Shares held by the Seller, executed by the Seller, substantially in the form set forth on Exhibit A hereto;

(b)             A certificate executed by an officer of the Seller, in form and substance reasonably satisfactory to the Purchaser, confirming the satisfaction of the conditions contained in Sections 6.2.1 and 6.2.2; and

(c)             a copy (certified by the BVI registered agent of the Company to be a true and correct copy) of the register of members of the Company recording the transfer of the applicable Purchased Shares from the Seller to the Purchaser, and evidencing the Purchaser as the holder of such Purchased Shares.

2.3.2       Subject to the terms and conditions of this Agreement, at the First Closing the Purchaser shall deliver to the Seller:

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(a)             a certificate executed by an officer of the Purchaser, in form and substance reasonably satisfactory to Seller, confirming the satisfaction of the conditions contained in Sections 6.3.1 and 6.3.2.

2.3.3       Subject to the terms and conditions of this Agreement, at the First Closing the Purchaser shall deliver to the Company:

(a)             an adoption agreement to the Voting Agreement, executed by the Purchaser, in the form set forth on Exhibit A to the Voting Agreement; and

(b)             a counterpart signature page to the Right of First Refusal and Co-Sale Agreement, executed by the Purchaser.

2.4            Second Closing Deliveries.

2.4.1       Subject to the terms and conditions of this Agreement, at the Second Closing the Seller shall deliver to the Purchaser:

(a)             an instrument of transfer of the applicable Purchased Shares held by the Seller, executed by the Seller, substantially in the form set forth on Exhibit A hereto;

(b)             a certificate executed by an officer of the Seller, in form and substance reasonably satisfactory to the Purchaser, confirming the satisfaction of the conditions contained in Section 6.5.1; and

(c)             a copy (certified by the BVI registered agent of the Company to be a true and correct copy) of the register of members of the Company recording the transfer of the applicable Purchased Shares from the Seller to the Purchaser, and evidencing the Purchaser as the holder of such Purchased Shares.

2.4.2       Subject to the terms and conditions of this Agreement, at the Second Closing the Purchaser shall deliver to the Seller:

(a)             a certificate executed by an officer of the Purchaser, in form and substance reasonably satisfactory to the Seller, confirming the satisfaction of the conditions contained in Section 6.4.1.

2.4.3       Subject to the terms and conditions of this Agreement, at the Second Closing, the Purchaser shall deliver to the Company a written instrument to be bound by and subject to the terms of the Investors’ Rights Agreement, in form and substance reasonably satisfactory to the Company, executed by Purchaser.

2.5            Third Closing Deliveries.

2.5.1       Subject to the terms and conditions of this Agreement, at the Third Closing the Seller shall deliver to the Purchaser:

(a)             an instrument of transfer of the applicable Purchased Shares held by the Seller, executed by the Seller, substantially in the form set forth on Exhibit A hereto;

(b)             a certificate executed by an officer of the Seller, in form and substance reasonably satisfactory to the Purchaser, confirming the satisfaction of the conditions contained in Section 6.7.1; and

(c)             a copy (certified by the BVI registered agent of the Company to be a true and correct copy) of the register of members of the Company recording the transfer of the applicable Purchased Shares from the Seller to the Purchaser, and evidencing the Purchaser as the holder of such Purchased Shares.

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2.5.2       Subject to the terms and conditions of this Agreement, at the Third Closing the Purchaser shall deliver to the Seller:

(a)             A certificate executed by an officer of the Purchaser, in form and substance reasonably satisfactory to the Seller, confirming the satisfaction of the conditions contained in Section 6.6.1.

2.6            Closing Payments. At each Closing, the Purchaser shall pay the applicable portion of the Transaction Consideration to the Seller, in cash, by wire transfer of immediately available funds as set forth in Section 2.1 to the account of the Seller set forth in Annex II, unless otherwise agreed by the Seller and the Purchaser in writing no less than two (2) Business Days prior to any Closing Date.

2.7            Proceedings. Except as otherwise specifically provided for herein, all proceedings that will be taken and all documents that will be executed and delivered by the Seller, on the one hand, and the Purchaser, on the other hand, on each Closing Date will be deemed to have been taken and executed simultaneously, and no proceedings will be deemed taken nor any document executed and delivered until all such proceedings have been taken, and all such documents have been executed and delivered.

3.	REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants as follows:

3.1            Organization. The Seller is duly formed and validly existing under the Laws of the jurisdiction of its organization or formation.

3.2            Authorization; Enforceability. The Seller has all requisite capacity, power and authority, as the case may be, to enter into, and to consummate the transactions contemplated by, this Agreement. The execution, delivery and performance by the Seller of this Agreement and the all other agreements and documents contemplated hereby to be executed and delivered by the Seller, and the consummation by the Seller of the transactions contemplated hereby or thereby, have been duly and validly authorized by all necessary corporate action on the part of the Seller. This Agreement and the agreements and documents contemplated hereby have been or will be duly and validly executed and delivered by the Seller, and once executed, will constitute a legal, valid and binding agreement of the Seller, enforceable against the Seller in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity.

3.3            Non-Contravention; Consents.

3.3.1       Assuming the accuracy of the representations made by the Purchaser in Article 4 of this Agreement, the execution, delivery and performance by the Seller of this Agreement and the other agreements and documents contemplated hereby to which the Seller is or will be a party, and the consummation of the transactions contemplated hereby and thereby, does not (a) violate the Organizational Documents of the Seller or (b) violate any applicable Law or Order.

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3.3.2       The execution, delivery and performance by the Seller of this Agreement and the other agreements and documents contemplated hereby to which it is or will be a party, as contemplated by this Agreement, does not and will not require any clearance, authorization, approval, waiver or consent from, any Governmental Authority.

3.4            Title to Purchased Units. The Seller owns good and valid title to the Purchased Shares, free and clear of any and all Liens. Upon transfer of such Purchased Shares to Purchaser in accordance with Article 2, Purchaser shall own good and valid title to such Purchased Shares, free and clear of any and all Liens. Except for the Investor Agreements, the Seller is not a party to any agreement with the Company or any other Person with respect to the Purchased Shares, including the voting or transfer of the Purchased Shares.

3.5            Litigation. There is no action, suit, investigation, arbitration or administrative or other proceeding pending or, to the knowledge of the Seller, threatened against the Seller, and the Seller is not subject to or bound by any Order, in either case that would prevent or otherwise interfere with the ability of the Seller to consummate the transactions contemplated by this Agreement.

3.6            Broker’s Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Seller or any Affiliate thereof, who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement or any other agreements or documents contemplated hereby.

4.	REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants to the Seller as follows:

4.1            Organization. The Purchaser is duly formed, validly existing, and in good standing as a British Virgin Islands business company under the Laws of the British Virgin Islands, the jurisdiction of its incorporation or formation.

4.2            Authorization; Enforceability. The Purchaser has all requisite capacity, power and authority, as the case may be, to enter into, and to consummate the transactions contemplated by, this Agreement and the other agreements and documents contemplated hereby to which the Purchaser is or will be a party. The execution, delivery, and performance of this Agreement and the other agreements and documents to which the Purchaser is or will be a party and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Purchaser. This Agreement and each of the other agreements and documents contemplated hereby to which the Purchaser is or will be a party have been or will be duly and validly executed and delivered by the Purchaser, and once executed, will constitute a legal, valid and binding agreement of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to the effect of general principles of equity.

4.3            Non-Contravention; Consents.

4.3.1       Assuming the accuracy of the representations made by the Seller in Article 3, the execution, delivery and performance by the Purchaser of this Agreement and the other agreements and documents contemplated hereby to which the Purchaser is or will be a party, and the consummation of the transactions contemplated hereby and thereby, does not and will not (a) violate the Organizational Documents of the Purchaser or (b) violate any applicable Law or Order.

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4.3.2       The execution, delivery and performance by the Purchaser of this Agreement and the other agreements and documents contemplated hereby to which the Purchaser is or will be a party does not and will not require any clearance, authorization, approval, waiver or consent from, any Governmental Authority.

4.4            Litigation. There is no action, suit, investigation, arbitration or administrative or other proceeding pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser, and the Purchaser is not subject to or bound by any Order, in either case that would prevent or otherwise interfere with the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

4.5            Broker’s Fees. There is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Purchaser or any Affiliate thereof, who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement or the other agreements and documents contemplated hereby.

4.6            Purchase Entirely for Own Account. The Purchaser is acquiring the Purchased Shares for investment for its own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof and the Purchaser has no intention of selling, distributing or otherwise disposing of any part of the Purchased Shares in a manner that would violate the registration requirements of the Securities Act. The Purchaser hereby further represents that the Purchaser does not presently have any contract, undertaking, agreement or other arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Purchased Shares. The Purchaser has not been formed for the specific purpose of acquiring the Purchased Shares.

4.7            Available Funds. The Purchaser has readily available funds sufficient to pay the Transaction Consideration and the fees and expenses of the Purchaser related to the transactions contemplated hereby. The Purchaser knows of no circumstances or conditions that could be reasonably expected to prevent the availability at each Closing of such funds.

4.8            Restricted Securities. The Purchaser understands that the Purchased Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends on, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Purchased Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Purchased Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Purchased Shares, or the Ordinary Shares into which the Purchased Shares may be converted, for resale except as set forth in the Investor Agreements. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Purchased Shares, and requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

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4.9            No Public Market; Limited Rights. The Purchaser understands that no public market now exists for the Purchased Shares, and no assurances have been made that a public market will ever exist for the Purchased Shares. The Purchaser further understands that the rights and privileges associated with ownership of the Purchased Shares will be limited by the Organizational Documents of the Company and the Investor Agreements.

4.10         Legends.

The Purchaser understands that certificates, instruments or book-entry representing the Purchased Shares, and any securities issued in respect of or in exchange for the Purchased Shares, may be notated with one or all of the following legends: THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SECURITIES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT. THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT, A COPY OF WHICH IS ON FILE WITH THE COMPANY.

4.10.1    Any legend set forth in, or required by, the Investor Agreements; and

4.10.2    Any legend required by the securities laws of any state to the extent such laws are applicable to the Purchased Shares represented by the certificate, instrument or book-entry so legended.

4.11         Accredited Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

4.12         No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, shareholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Purchased Shares.

4.13         “Bad Actor” Matters. The Purchaser hereby represents that no disqualifying event described in Rule 506(d)(1)(i-viii) of the Securities Act is applicable to the Purchaser or any of its Rule 506(d) Related Parties (as defined below), except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. The Purchaser hereby agrees that it shall notify the Company promptly in writing in the event a Disqualification Event becomes applicable to the Purchaser or any of its Rule 506(d) Related Parties, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable. For purposes of this Section 4.1.3, “Rule 506(d) Related Party” shall mean a person or entity that is a beneficial owner of the Purchaser’s securities for purposes of Rule 506(d) of the Securities Act.

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4.14         Purchaser’s Investigation and Reliance. The Purchaser is a sophisticated purchaser and has made its own investigation, review and analysis regarding the Company, the Seller and the transactions contemplated hereby. The Purchaser has been provided with full and complete access to the Representatives, properties, offices and other facilities, books and records of the Company and other necessary information that they have requested in connection with their investigation of the Company and the transactions contemplated hereby. The Purchaser is not relying, and has not relied, upon any statement, representation or warranty, oral or written, express or implied, made by the Seller, except as expressly set forth in Article  3 or any certificate delivered by the Seller. The Seller nor any of its Affiliates or Representatives shall have any liability to the Purchaser or any of its Affiliates or Representatives resulting from the use of any information, documents, or materials made available to the Purchaser, whether orally or in writing, in expectation of the transactions contemplated by this Agreement. The Purchaser acknowledges and agrees that, should the Closings occur, the Purchaser shall acquire the Purchased Shares without any representation or warranty as to merchantability or fitness for any particular purpose of their respective assets, on an “as is” and “where is” basis, except as expressly set forth in Article  3 or any certificate delivered by the Seller. The Purchaser acknowledges and agrees that it has no knowledge or reason to believe that any of the representations or warranties made by the Seller or as of the date hereof are untrue, incomplete or inaccurate.

4.15         Prohibited Transferee. The Purchaser is not engaged, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement (whether now existing or formed hereafter)) in drug discovery and development using ubiquitin ligase screening technology (a “Competitor”), not taking into account any financial investment firm or collective investment vehicle that, together with its affiliates, holds less than twenty percent (20%) of the outstanding equity of any Competitor and the Purchaser does not, nor do any of its affiliates, have a right to designate any members of the board of directors of any Competitor, provided that neither Eisai Co., Ltd. nor Eli Lilly and Company will be deemed to be a Competitor for these purposes.

5.	CERTAIN COVENANTS

5.1            Further Assurances. From time to time, as and when requested by any Party to this Agreement, the other Parties will execute and deliver, or cause to be executed and delivered, all such documents and instruments and will take, or cause to be taken, all such further or other actions, as the requesting Party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement, in any such case, at the requesting Party’s sole cost and expense.

5.2            Acceleration Event. From the date hereof until the earlier of the Third Closing and the valid termination of this Agreement in accordance with Article 8, upon the occurrence of any Acceleration Event, each Party shall reasonably cooperate with each other in good faith and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective any Closing that has not yet occurred as promptly as reasonably practicable (and in any event no later than such time as may be required for the Parties to fully comply with their respective obligations under the Investor Agreements). In the case of an Acceleration Event, with agreement by the Purchaser and the Seller in writing, the Seller or the Purchaser may choose to accelerate the Second Closing and the Third Closing, as applicable, and notwithstanding the provisions in Article 2 of this Agreement, in such event the Parties would consummate the Second Closing and/or the Third Closing on a date to be mutually agreed in writing no later than 10 days from delivery of notice to accelerate.

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5.3            Competitive Activity. From the date hereof until the earlier of the Third Closing and the valid termination of this Agreement in accordance with Article 8, Purchaser shall not engage, directly or indirectly (including through any partnership, limited liability company, corporation, joint venture or similar arrangement), in drug discovery and development using ubiquitin ligase screening technology, or otherwise take any action (or abstain from taking any action) that would result in the Purchaser becoming a Competitor.

6.	CONDITIONS TO CLOSING

6.1            Conditions to Obligations of the Seller and the Purchaser at each of the Closings. The respective obligations of each Party to consummate the Closings are subject to the satisfaction or waiver (to the extent permitted by applicable Law), of the following conditions:

6.1.1       No Injunctions. No provision of any applicable Law, any Order or proceeding shall be in effect that prohibits or prevents the consummation of the First Closing.

6.2            Conditions to Obligations of the Purchaser at the First Closing. The obligations of the Purchaser to consummate the First Closing are subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the following conditions:

6.2.1       Representations and Warranties of the Seller. The representations and warranties of the Seller contained in Article 3 shall be true and correct in all material respects as of the First Closing (as if made on and as of the First Closing) (except to the extent such representations and warranties are made as of a specific date, in which case they shall be true and correct as of such specified date);

6.2.2       Performance of the Seller. The Seller shall have performed and complied in all material respects with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by the Seller on or before the First Closing Date;

6.2.3       Officer’s Certificate. The Seller shall have delivered to the Purchaser a certificate executed by an officer of the Seller dated as of the First Closing Date, confirming the satisfaction of the conditions contained in Sections 6.2.1 (Representations and Warranties of the Seller) and 6.2.2 (Performance of the Seller).

6.3            Conditions to Obligations of the Seller at the First Closing. The obligations of the Seller to consummate the First Closing are subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the following conditions:

6.3.1       Representations and Warranties of the Purchaser. The representations and warranties of the Purchaser contained in Article 4 shall be true and correct in all respects as of the First Closing (as if made on and as of the First Closing).

6.3.2       Performance of the Purchaser. The Purchaser shall have performed and complied in all material respects with all terms, agreements and covenants contained in this Agreement required to be performed or complied with by the Purchaser on or before the First Closing Date.

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6.3.3       Officer’s Certificate. The Purchaser shall have delivered to the Seller a certificate executed by an officer of the Purchaser dated as of the First Closing Date, confirming the satisfaction of the conditions contained in Sections 6.3.1 (Representations and Warranties of the Purchaser) and Section 6.3.2 (Performance of the Purchaser).

6.3.4       Investor Agreements. Each of the deliverables to which the Purchaser is a party pursuant to Section 2.3.3 shall have been executed and delivered by the Purchaser.

6.4            Conditions to Obligations of the Seller at the Second Closing. The obligations of the Seller to consummate the Second Closing are subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the following conditions:

6.4.1       Representations and Warranties of the Purchaser. The representations and warranties of the Purchaser contained in Article 4 shall be true and correct in all respects as of the Second Closing (as if made on and as of the Second Closing).

6.4.2       Officer’s Certificate. The Purchaser shall have delivered to the Seller a certificate executed by an officer of the Purchaser dated as of the Second Closing Date, confirming the satisfaction of the conditions contained in Sections 6.4.1 (Representations and Warranties of the Purchaser).

6.4.3       A Written Instrument. The deliverable to which the Purchaser is a party pursuant to Section 2.4.3 shall have been executed and delivered by the Purchaser.

6.5            Conditions to Obligations of the Purchaser at the Second Closing. The obligations of the Purchaser to consummate the Second Closing are subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the following conditions:

6.5.1       Representations and Warranties of the Seller. The representations and warranties of the Seller contained in Article 3 shall be true and correct in all material respects as of the Second Closing (as if made on and as of the Second Closing) (except to the extent such representations and warranties are made as of a specific date, in which case they shall be true and correct as of such specified date);

6.5.2       Officer’s Certificate. The Seller shall have delivered to the Purchaser a certificate executed by an officer of the Seller dated as of the Second Closing Date, confirming the satisfaction of the conditions contained in Sections 6.5.1 (Representations and Warranties of the Seller).

6.6            Conditions to Obligations of the Seller at the Third Closing. The obligations of the Seller to consummate the Third Closing are subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the following conditions:

6.6.1       Representations and Warranties of the Purchaser. The representations and warranties of the Purchaser contained in Article 4 shall be true and correct in all respects as of the Third Closing (as if made on and as of the Third Closing).

6.6.2       Officer’s Certificate. The Purchaser shall have delivered to the Seller a certificate executed by an officer of the Purchaser dated as of the Third Closing Date, confirming the satisfaction of the conditions contained in Sections 6.6.1 (Representations and Warranties of the Purchaser).

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6.7            Conditions to Obligations of the Purchaser at the Third Closing. The obligations of the Purchaser to consummate the Third Closing are subject to the satisfaction or waiver (to the extent permitted by applicable Law) of the following conditions:

6.7.1       Representations and Warranties of the Seller. The representations and warranties of the Seller contained in Article 3 shall be true and correct in all material respects as of the Third Closing (as if made on and as of the Third Closing) (except to the extent such representations and warranties are made as of a specific date, in which case they shall be true and correct as of such specified date);

6.7.2       Officer’s Certificate. The Seller shall have delivered to the Purchaser a certificate executed by an officer of the Seller dated as of the Third Closing Date, confirming the satisfaction of the conditions contained in Sections 6.7.1 (Representations and Warranties of the Seller).

7.	SURVIVAL; LIMITATIONS

7.1            Survival of Representations and Covenants. The representations or warranties contained in this Agreement or any certificate delivered pursuant to this Agreement shall not survive, and shall terminate and be of no further force or effect as of the earlier of the Third Closing Date or the valid termination of this Agreement pursuant to Section 8.2. All covenants and agreements set forth in this Agreement that by their terms are required to be performed after the First Closing shall survive the First Closing until fully performed in accordance with their respective terms. All other covenants and agreements set forth in this Agreement shall not survive the First Closing and shall terminate at the First Closing. No Party shall have any liability to any Person with respect to any provision of this Agreement or the subject matter thereof following the applicable survival period specified in this Section 7.1, and no Party shall thereafter assert any claim, cause of action, right or remedy, or any action, with respect to such provision or the subject matter thereof.

8.	TERMINATION

8.1            Termination of the Agreement Prior to the Closings. This Agreement may be terminated at any time prior to the Closings as follows:

8.1.1       by the written consent of the Purchaser and the Seller;

8.1.2       by either the Seller or the Purchaser, if the First Closing shall not have occurred by May 24, 2025; provided that the right to terminate this Agreement pursuant to this Section 8.1.2 shall not be available to the Seller or the Purchaser, as applicable, if the First Closing not having occurred by such time was primarily due to the breach by the Purchaser or the Seller, as applicable, of its obligations under this Agreement;

8.1.3       by either the Seller or the Purchaser, if the Second Closing shall not have occurred by March 15, 2026, provided, any termination effected pursuant to this Section 8.1.3 shall only apply with respect to the Second Closing and the Third Closing; provided further, that the right to terminate this Agreement pursuant to this Section 8.1.3 shall not be available to the Seller or the Purchaser, as applicable, if the Second Closing not having occurred by such time was primarily due to the breach by the Purchaser or the Seller, as applicable, of its obligations under this Agreement; or

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8.1.4       by either the Seller or the Purchaser, if the Third Closing shall not have occurred by March 15, 2027, provided, any termination effected pursuant to this Section 8.1.4 shall only apply with respect to the Third Closing; provided further, that the right to terminate this Agreement pursuant to this Section 8.1.4 shall not be available to the Seller or the Purchaser, as applicable, if the Third Closing not having occurred by such time was primarily due to the breach by the Purchaser or the Seller, as applicable, of its obligations under this Agreement.

8.2            Termination of the Agreement Prior to the First Closing. This Agreement may also be terminated at any time prior to the First Closing as follows:

8.2.1       by the Purchaser, (i) if the Seller shall have breached any of the covenants or agreements contained in this Agreement to be performed by them such that the condition set forth in Section 6.2.2 would not be satisfied, or (ii) there exists a breach of any representation or warranty of the Seller contained in this Agreement such that the condition set forth in Section 6.2.1 would not be satisfied and, in the case of clauses (i) or (ii), such breach has not been cured prior to the earlier of (A) ten (10) Business Days from the date that the Seller is notified in writing by the Purchaser of such breach or (B) the First Closing Date; provided that the right to terminate this Agreement under this Section 8.2.1 shall not be available to the Purchaser if there has been a breach or failure to perform by the Purchaser that gave rise to the failure of the conditions in Section 6.2.1 or Section 6.2.2; or

8.2.2       by the Seller, if (i) the Purchaser shall have breached any of the covenants or agreements contained in this Agreement to be performed by the Purchaser such that the condition set forth in Section 6.3.2 would not be satisfied, or (ii) there exists a breach of any representation or warranty of the Purchaser contained in this Agreement such that the condition set forth in Section 6.3.1 would not be satisfied and, in the case of clauses (i) or (ii), such breach has not been cured prior to the earlier of (A) ten (10) Business Days from the date that the Purchaser is notified in writing by the Seller of such breach or (B) the First Closing Date; provided that the right to terminate this Agreement under this Section 8.2.2 shall not be available to the Seller if there has been a breach or failure to perform by the Seller that primarily gave rise to the failure of the conditions in Section 6.3.1 or Section 6.3.2.

8.3            Termination of the Agreement Prior to the Second and Third Closing. This Agreement may also be terminated at any time following the First Closing and prior to the Third Closing as follows:

8.3.1       by the Purchaser, if there exists a breach of any representation or warranty of the Seller contained in this Agreement such that the conditions set forth in Sections 6.5.1 or 6.7.1, as applicable, would not be satisfied and such breach has not been cured prior to the earlier of (A) ten (10) Business Days from the date that the Seller is notified in writing by the Purchaser of such breach or (B) the Second Closing Date or the Third Closing Date, as applicable; provided that the right to terminate this Agreement under this Section 8.3.1 shall not be available to the Purchaser if there has been a breach or failure to perform by the Purchaser that gave rise to the failure of the conditions in Section 6.5.1 or Section 6.7.1;

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8.3.2       by the Seller, if there exists a breach of any representation or warranty of the Purchaser contained in this Agreement such that the condition set forth in Sections 6.4.1 or 6.6.1 would not be satisfied and such breach has not been cured prior to the earlier of (A) ten (10) Business Days from the date that the Purchaser is notified in writing by the Seller of such breach or (B) the Second Closing Date or the Third Closing Date, as applicable; provided that the right to terminate this Agreement under this Section 8.3.2 shall not be available to the Seller if there has been a breach or failure to perform by the Seller that primarily gave rise to the failure of the conditions in Section 6.4.1 or Section 6.6.1; or

8.3.3       by the Seller, if the Purchaser fails to consummate the Second Closing and/or the Third Closing, as applicable, (i) within ten (10) days from notice of any Acceleration Event or (ii) by such date as agreed to by the Purchaser and the Seller in writing upon the occurrence of any Acceleration Event.

8.4            Procedure Upon Termination. Termination of this Agreement by the Purchaser or the Seller or both pursuant to Section 8.1, Section 8.2 or Section 8.3 shall be effected by the delivery of written notice thereof to the other Party, in which case this Agreement shall terminate with respect to any Closing that has not yet occurred, and without further action or liability by the Purchaser or the Seller (subject to applicable cure periods), provided, however, that (a) the Purchaser will not be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of (i) the willful failure of the Purchaser to have performed its material obligations under this Agreement (including any failure of the Purchaser to proceed with any of the Closings as required by this Agreement) or (ii) Fraud committed by the Purchaser, (b)  the Seller will not be released from liability hereunder if this Agreement is terminated and the transactions abandoned by reason of failure of the Seller to have performed its material obligations under this Agreement and (c) the agreements contained in the Confidentiality Agreement (defined below), to the extent set forth therein, shall survive the termination hereof. Nothing in this Section 8.4 will relieve any Party of liability for material breach of this Agreement occurring prior to any termination, or for breach of any provision of this Agreement which specifically survives termination hereunder, subject to the express terms and limitations set forth in this Agreement. Notwithstanding anything to the contrary herein, no Party shall, in any event, be liable to any other person for any damages in excess of the Transaction Consideration actually received or payable by such party.

9.	MISCELLANEOUS

9.1            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) three (3) days after having been sent by registered or certified mail, return receipt requested or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt, in each case, to the appropriate address set forth below:

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To the Purchaser:

FULL TECH CORPORATE DEVELOPMENT LIMITED

Flat A, 28/F, Tower 2, One Silversea, 18 Hoi Fai Road

KLN, HK
Email: tzjoehk@gmail.com
Attention: Tang Zhou

To the Seller:

BeyondSpring Inc.
100 Campus Drive, West Side, 4th Floor, Suite 410
Florham Park, NJ 07932
Email: lan.huang@beyondspringpharma.com
Attention: Dr. Lan Huang

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, NY 10001
Email: Marie.Gibson@skadden.com; Michael.Hong@skadden.com
Attention: Marie Gibson; Michael Hong

9.2            Amendments and Waivers.

9.2.1       Any provision of this Agreement may be amended, modified or supplemented by an instrument in writing executed and delivered by each of the parties hereto. Any amendment or waiver effected in accordance herewith shall be binding upon the Purchaser and the Seller.

9.2.2       Except as otherwise provided in this Agreement, any failure of either Party to comply with any obligation, covenant, agreement or condition herein may be waived by the Party entitled to the benefits thereof only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligations, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure or delay by any Party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

9.3            Expenses. Except as otherwise set forth in this Agreement, each Party shall pay its own costs and expenses, including the fees and disbursements of counsel, accountants, financial advisors, experts and consultants employed by it in connection with the transactions contemplated hereby, incurred by it in connection with this Agreement and the transactions contemplated hereby.

9.4            Successors and Assigns. The provisions of this Agreement will be binding upon and inure to the benefit of the Parties and their respective successors and assigns; provided, however, that no Party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the other Party.

9.5            Non-Recourse. This Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Agreement, or the negotiation, execution or performance of this Agreement, may only be brought against the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, Affiliate, agent, attorney or other Representative of any Party or of any Affiliate of any Party, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any Party under this Agreement or for any claim or action based on, in respect of or by reason of the transactions contemplated hereby.

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9.6            Third Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their permitted assigns and nothing herein expressed or implied will give or be construed to give to any Person, other than the Parties and such permitted assigns, any legal or equitable rights under this Agreement.

9.7            Governing Law; Consent to Jurisdiction. This Agreement, including all matters of construction, validity, interpretation, performance and enforceability and any disputes, claims or controversies (whether in contract, tort, equity or otherwise) directly or indirectly arising out of or relating to this Agreement, or the negotiation, validity or performance of this Agreement, or the transactions contemplated hereby shall be governed by and construed and enforced in accordance with the laws of the State of New York without giving effect to any choice or conflict of laws (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. For purposes of this Agreement, each of the Parties hereby: (i) consents to service of process in any legal action, suit or proceeding among the Parties arising in whole or in part under or in connection with the negotiation, execution and performance of this Agreement and the other agreements and documents contemplated hereby in any manner permitted by New York law, (ii) agrees that service of process made in accordance with this Section or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 9.1, will constitute good and valid service of process in any such legal action, suit or proceeding and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such legal action, suit or proceeding any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process. Each of the Parties: (A) consents to submit itself to the personal jurisdiction of the courts of the State of New York, or if such courts do not have jurisdiction, a federal court sitting in the State of New York in any action or proceeding arising out of or relating to this Agreement or the other agreements and documents contemplated hereby, or any of the transactions contemplated hereby or thereby, (ii) agrees that all claims in respect of such action or proceeding may be heard and determined exclusively in any such court, (iii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and (iv) agrees not to bring any action or proceeding arising out of or relating to this Agreement or the other agreements and documents contemplated hereby, or any of the transactions contemplated hereby or thereby in any other court. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.

9.8            WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER AGREEMENTS OR DOCUMENTS CONTEMPLATED HEREBY OR THE SUBJECT MATTER HEREOF OR THEREOF. EACH PARTY ALSO WAIVES ANY BOND OR SURETY OR SECURITY UPON SUCH BOND WHICH MIGHT, BUT FOR THIS WAIVER, BE REQUIRED OF SUCH PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MIGHT BE FILED IN ANY COURT AND THAT MAY RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT OR ANY OTHER AGREEMENT OR DOCUMENT CONTEMPLATED HEREBY, INCLUDING ALL COMMON LAW AND STATUTORY CLAIMS. EACH PARTY FURTHER REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, MODIFICATIONS, SUPPLEMENTS OR RESTATEMENTS HEREOF. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

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9.9            Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement, and the execution of a counterpart of the signature page to this Agreement shall be deemed the execution of a counterpart of this Agreement. This Agreement may be executed and delivered by .pdf transmission, or other electronic means, each of which shall be deemed originals.

9.10         Entire Agreement. This Agreement, together with the Confidentiality Agreement and the other agreements and documents contemplated hereby (including the Schedules, Annexes and Exhibits hereto and thereto) constitute the entire agreement among the Parties with respect to the subject matter of this Agreement and such other agreements and documents, and is a complete and final integration thereof. This Agreement and the other agreements and documents contemplated hereby (including the Schedules, Annexes and Exhibits hereto and thereto) supersede all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter hereof (other than the Confidentiality Agreement).

9.11         Confidentiality.

9.11.1    The Purchaser and its Representatives shall adhere to the terms and conditions of that confidentiality agreement, dated December 13, 2024, by and between the Seller and the Purchaser (the “Confidentiality Agreement”). The Purchaser and its Representatives shall, and shall cause each of their Affiliates and Representatives to, maintain the confidentiality of this Agreement and the other agreements and documents contemplated hereby in accordance with the terms of the Confidentiality Agreement until the Third Closing, at which time the Confidentiality Agreement shall terminate. In the event of the termination of this Agreement for any reason prior to the Closings, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms; provided, however, that nothing herein or in the Confidentiality Agreement shall apply to any disclosure of this Agreement or the other agreements and documents contemplated hereby by a Party to the extent necessary to enforce any of its rights under this Agreement or the other agreements and documents contemplated hereby (including in any dispute) and no party hereto shall be prohibited or required to undertake any process prior to making any such disclosure.

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9.11.2    The obligations under this Section 9.11 shall not apply to information which is required to be disclosed by Law or the rules and regulations of any stock exchange, in which case the Party or an Affiliate making such disclosure shall use commercially reasonable efforts to allow the other Party reasonable time to comment on such disclosure.

9.12         Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance is held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision and such invalid, illegal or unenforceable provision will be reformed, construed and enforced as if such provision had never been contained herein and there had been contained in this Agreement instead such valid, legal and enforceable provisions as would most nearly accomplish the intent and purpose of such invalid, illegal or unenforceable provision.

9.13         Press Release and Announcements. The Seller shall issue an initial press release announcing this Agreement and the transactions contemplated hereby. Thereafter, no press releases or other public releases of information related to this Agreement or the transactions contemplated hereby will be issued or released without the prior written consent of the Purchaser and the Seller; provided this Section 9.13 shall not apply to public releases of information required by Law or the rules and regulations of any stock exchange; provided, further, a Party may make any public announcement or press release without the mutual approval of the Purchaser and the Seller provided that such public announcement or press release is not inconsistent with the previous public announcement issued by the Seller.

9.14         Specific Performance. Except as otherwise set forth in this Agreement, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy and nothing in this Agreement shall be deemed a waiver by any party of any right to specific performance or injunctive relief. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, without proof of damages or otherwise. Each party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that the other party has an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or in equity. The Parties acknowledge and agree that any party seeking an injunction or injunctions to prevent breaches or threatened breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement shall not be required to provide any bond or other security in connection with any such order or injunction, and the party opposing such injunction or injunctions hereby agrees that it shall not contest the amount or absence of any such bond or other security requested or offered by the party seeking such injunction or injunctions.

9.15         Certain Interpretive Matters. Unless the context requires otherwise, (a) all references herein to Sections, Articles, Annexes or Schedules are to Sections, Articles, Annexes, or Schedules of or to this Agreement, (b) the headings in this Agreement are for convenience of reference only and will not control or affect the meaning or construction of any provisions of this Agreement, (c) each term defined in this Agreement has the meaning assigned to it, (d) words in the singular include the plural and vice versa, (f) all references to “$” or “dollar” amounts will be to lawful currency of the United States, (g) unless the context implies otherwise to the extent the term “day” or “days” is used, it will mean calendar days, (h) references to the masculine, feminine or neuter gender include each other gender, (i) the words “herein,” “hereby,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Section, Article, or other subdivision, (j) the terms “including” and “includes” mean “including or includes without limitation,” (k) reference to, and the definition of, any document shall be deemed a reference to such document as it may be amended, supplemented, revised or modified, in writing, from time to time, or (l) reference to any Law shall be construed as a reference to such Law as re-enacted, redesignated, amended or extended from time to time prior to the date hereof.

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[The Remainder of this Page is Intentionally Left Blank.]

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IN WITNESS WHEREOF, the undersigned Parties have caused this Preferred Share Purchase Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PURCHASER: FULL TECH CORPORATE DEVELOPMENT LIMITED

By:	/s/ Tang Zhou
	Name:	Tang Zhou
	Title:	Director

[Signature Page to Preferred Share Purchase Agreement]

IN WITNESS WHEREOF, the undersigned Parties have caused this Preferred Share Purchase Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

SELLER: Beyondspring inc.

By:	/s/ Lan Huang
	Name:	Lan Huang
	Title:	Chairperson and Chief Executive Officer

[Signature Page to Preferred Share Purchase Agreement]

ANNEX I

DEFINITIONS

For purposes of this Agreement, the following terms have the meanings ascribed or referenced in this Annex:

“Acceleration Event” means the notice or occurrence of any event, circumstance or other obligation under the provisions of (i) the Organizational Documents of the Company or (ii) any Investor Agreement applicable to the Seller, in each case, with which, in the Seller’s reasonable judgment (based on advice of counsel), the Seller could not fully and lawfully comply without violating the terms of this Agreement, the Organizational Documents of the Company, or the Investor Agreements or any of the other agreements and documents contemplated hereby and thereby, including, (i) any exercise of the Drag-Along Right as set forth in the Voting Agreement, or (ii) a mandatory conversion event as set forth in the Organizational Documents.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with the first Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” has the meaning set forth in the introductory paragraph.

“Business Day” means any day other than a Saturday or Sunday or a day on which the Federal Reserve Bank of New York is closed.

“Closing” has the meaning set forth in Section 2.2.3.

“Closing Date” has the meaning set forth in Section 2.2.3.

“Company” has the meaning set forth in Recital A.

“Competitor” has the meaning set forth in Section 4.15.

“Confidentiality Agreement” has the meaning set forth in Section 9.11.

“First Closing” has the meaning set forth in Section 2.2.1.

“First Closing Date” has the meaning set forth in Section 2.2.1.

“Fraud” means an actual and deliberate misrepresentation in the making of a representation or warranty expressly stated in Article  3 or Article  4 of this Agreement, as applicable; provided that at the time such representation or warranty was made by such party, (i) such representation or warranty was materially inaccurate, (ii) such party had actual knowledge (and not imputed or constructive knowledge) of the material inaccuracy of such representation or warranty, (iii) in making such representation or warranty such party had the specific intent to deceive such other party and to induce such other party to enter into this Agreement, and (iv) such other party acted in reasonable reliance on such representation or warranty to its detriment as a result of such reliance and suffered economic loss as a result thereof. For the avoidance of doubt, (a) any claim for Fraud may only be made against the party committing such Fraud, and (b) “Fraud” shall not include any form of constructive fraud, equitable fraud, promissory fraud or any torts (including fraud) based on negligence or recklessness.

Appendix I - 1

“Governmental Authority” means any federal, state, county, city, municipal or other local, foreign, international or multinational government or any subdivision, authority, department, secretary of state, commission, board, bureau, court, administrative panel or other instrumentality thereof.

“Investor Agreements” means the Investors’ Rights Agreement, the Right of First Refusal and Co-Sale Agreement and the Voting Agreement.

“Investors’ Rights Agreement” means the Amended and Restated Investors’ Rights Agreement, dated as of July 26, 2024, by and among the Company and each of the shareholders listed therein.

“Law” means any federal, state, county, city, municipal, foreign or other governmental statute, law, rule, regulation, ordinance, order, code, treaty or requirement (including pursuant to any settlement agreement or consent decree) and any Permit granted under any of the foregoing, or any requirement under the common Law, or any other pronouncement having the effect of Law of any Governmental Authority.

“Lien” means with respect to any property or asset, any mortgage, deed of trust, lien, pledge, hypothecation, assignment, charge, option, preemptive purchase right, easement, encumbrance, security interest or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person will be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or a lessor under any conditional sale agreement, capital lease, or other title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such property or asset.

“Order” means any writ, judgment, injunction, ruling, order, or decree (including any consent decree) that is issued, promulgated or entered into by or with a Governmental Authority, in each case, whether preliminary or final.

“Organizational Documents” means the certificate of formation, certificate of incorporation, limited liability company agreement, operating agreement, memorandum and articles, bylaws and all other governing documents of an entity, as applicable, in each case as amended.

“Parties” has the meaning set forth in the introductory paragraph.

“Permit” means all approvals, agreements, authorizations, permits, licenses, easements, orders, certificates, registrations, franchises, qualifications, rulings, waivers, variances or other form of permission, consent, exemption or authority issued, granted, given or otherwise made available by or under the authority of any Governmental Authority.

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust, a joint stock company, a joint venture, an unincorporated organization, any Governmental Authority, or other entity or organization.

“Purchased Shares” has the meaning set forth in Recital A.

“Purchaser” has the meaning set forth in the introductory paragraph.

Appendix I - 2

“Representatives” means, with respect to any Person, the officers, directors, managers, employees, agents, accountants, advisors, bankers, lenders, investors and other representatives of such Person.

“Right of First Refusal and Co-Sale Agreement” means the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of July 26, 2024, by and among the Company and the shareholders listed therein.

“Second Closing” has the meaning set forth in Section 2.2.2.

“Second Closing Date” has the meaning set forth in Section 2.2.2.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Seller” has the meaning set forth in the introductory paragraph.

“Third Closing” has the meaning set forth in Section 2.2.3

“Third Closing Date” has the meaning set forth in Section 2.2.3.

“Transaction Consideration” means an amount equal to $5,902,995.00.

“Voting Agreement” means the Amended and Restated Voting Agreement, dated as of July 26, 2024, by and among the Company and each of the shareholders listed therein.

Appendix I - 3

ANNEX II

BANK DETAILS

Bank: China Merchants Bank, New York Branch

Swift Code: CMBCUS33

Beneficiary Name: BeyondSpring Inc.

Beneficiary Account Number: 1016130015

Fedwire ABA: 026014559

EXHIBITS:
Exhibit A	Form of Instrument of Transfer

Exhibit A

Form of Instrument of Transfer

[See attached]

INSTRUMENT OF TRANSFER OF PREFERRED SHARES

[•], 2025

FOR VALUE RECEIVED, the undersigned (the “Transferor”) hereby transfers, conveys, assigns and delivers unto the below-referenced transferee (the “Transferee”) [•] Series A-1 Preferred Shares (the “Transferred Shares”) of SEED Therapeutics Inc., a British Virgin Islands business company (the “Company”), held in Transferor’s name on the books, records and register of members of the Company.

[●]	Please print or typewrite Name and Address of Transferee

Transferor irrevocably constitutes and appoints any officer of the Company as its attorney-in-fact with full power of substitution to transfer the Transferred Shares on the books, records and register of members of the Company, and, for that purpose, to make, sign, execute and deliver any documents or perform any other act necessary for such transfer.

[Signature Page Follows]

TRANSFEROR: BEYONDSPRING INC. ___________________________________________ Name: Title:

[Signature Page to Transfer of Preferred Shares]